As filed with the Securities and Exchange Commission on December 11, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7011	27-4384691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7930 Jones Branch Drive, Suite 1100

McLean, VA 22102

Telephone: (703) 883-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher J. Nassetta

President and Chief Executive Officer

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, VA 22102

Telephone: (703) 883-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua Ford Bonnie Edgar J. Lewandowski Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Telephone: (212) 455-2000 Facsimile: (212) 455-2502	Kristin A. Campbell Executive Vice President and General Counsel Hilton Worldwide Holdings Inc. 7930 Jones Branch Drive, Suite 1100 McLean, VA 22102 Telephone: (703) 883-1000	Kevin J. Jacobs Executive Vice President and Chief Financial Officer Hilton Worldwide Holdings Inc. 7930 Jones Branch Drive, Suite 1100 McLean, VA 22102 Telephone: (703) 883-1000	Michael P. Kaplan John B. Meade Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4111 Facsimile: (212) 701-5111

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-191110

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,543,129	$20.00(2)	$110,862,580	$14,280

(1)	Includes shares subject to the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Hilton Worldwide Holdings Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-191110), as amended, which was declared effective by the Commission on December 11, 2013.

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on December 2, 2013 (File No. 333-191110) and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 filed by the Registrant on September 12, 2013 (File No. 333-191110) and on the signature page to the Registration Statement on Form S-1 filed by the Registrant on October 18, 2013 (File No. 333-191110) and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 11th day of December, 2013.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Christopher J. Nassetta
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of December, 2013.

Signature	Title

/s/ Christopher J. Nassetta	President and Chief Executive Officer (principal executive officer)
Christopher J. Nassetta

*	Chairman of the Board of Directors
Jonathan D. Gray

*	Director
Michael S. Chae

*	Director
Tyler S. Henritze

*	Director
Judith A. McHale

*	Director
John G. Schreiber

*	Director
Douglas M. Steenland

*	Director
William J. Stein

/s/ Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (principal financial officer)
Kevin J. Jacobs

/s/ Paula A. Kuykendall	Senior Vice President and Chief Accounting Officer (principal accounting officer)
Paula A. Kuykendall

*By:	/s/ Christopher J. Nassetta
	Name:	Christopher J. Nassetta
	Title:	Attorney-in-Fact